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                                                                    EXHIBIT 10.1


                                                                   (FORTIS LOGO)


ENDORSEMENT VI TO THE FACTORING AGREEMENT OF MARCH 31st 2002

Between,
Fortis Commercial Finance N.V.
located at Turnhout, Steenweg op Tielen 51

and Supplies Distributors S.A.
located at Grace-Hologne, rue Louis Bleriot 5

has been agreed to modify Section 6 et Section 8 of the Particular Conditions as follows:

Section 6. PERCENTAGE OF FINANCING: 80%

The financing per debtor is limited to maximum 20% of the amount of the approved outstanding receivables on all debtors assigned to the [ILLEGIBLE].

Section 8. INTEREST CONDITIONS:

a. cash advance:

An interest rate of 0.75%/year above the fixed interest rate of Belgian banks (fixed interest rate at the moment amounts to 7.15%)

The total interest rate will never be lower than: 6%

A provision on the highest three monthly debit balance and minimum on the amount of the accorded maximum credit facility: 0.125%

b. straight loans:

Euribor + 1.30%

c. overdraw provision:

A monthly provision of 1% on the highest amount of the overdraw.

Made out in duplicate at Turnhout on April 30th, 2003

Supplies Distributors S.A.                              Fortis Commercial Finance N.V.

/s/ MARTIN BLANEY       /s/ T. DEMAISSER EFFIENS        /s/ G. LEYSEN                   /s/ M. FOSSEPREZ
Martin Blaney           T. Demaisser Effiens            G. Leysen                       M. Fosseprez
Managing director       Director                        Director Risk & Operations      General Manager